                                                                    EXHIBIT 10.4

                                                                      Annex III
                                                                          to
                                                                   Note Purchase
                                                                      Agreement


                         PLEDGE AND SECURITY AGREEMENT
                         -----------------------------

          THIS PLEDGE AND SECURITY AGREEMENT, dated as of June 4, 1997 (this "Agreement"), by and between NAPRO BIOTHERAPEUTICS, INC., a Delaware corporation (the "Company"), and FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION as Collateral Agent (the "Pledgee"), for the benefit of the holders from time to time of the Notes (as defined herein).

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Company has entered into several Note Purchase Agreements, dated as of May 30, 1997 (as amended, modified or supplemented from time to time in accordance with their respective terms, the "Note Purchase Agreements"), with the several buyers named therein (the "Buyers" and, together with the holders from time to time of the Notes, the "Holders"), providing for the purchase by the Buyers from the Company of Senior Convertible Notes in the aggregate principal amount of $10,000,000 issued by the Company (the "Notes");

          WHEREAS, it is a condition precedent to the obligations of the Buyers under the Note Purchase Agreements to purchase their respective Notes that the Company shall have executed and delivered to the Pledgee this Agreement, the Collateral Account hereunder shall have been established and the Company shall have caused to be deposited in the Collateral Account (as defined herein) certain Collateral as provided herein; and

          WHEREAS, the Company desires to execute this Agreement to satisfy the conditions described in the preceding paragraph;

          NOW, THEREFORE, in consideration of the premises and other benefits accruing to the Company, the receipt and sufficiency of which are hereby acknowledged, the Company and the Pledgee hereby agree for the benefit of the Holders as follows:

          1. SECURITY FOR OBLIGATIONS. This Agreement is for the senior benefit of the Holders to secure:

         (i) the full and prompt payment when due of all obligations and liabilities to the Holders, whether now existing or hereafter arising, under the Note Purchase Agreements and the due performance and compliance with the terms of the Note Purchase Agreements;

         (ii) the full and prompt payment when due of all obligations and liabilities of the Company pursuant to the Notes and the due performance and compliance with the terms contained therein;

         (iii) any and all sums advanced by the Pledgee or any Holder in order to preserve the Collateral or preserve the Pledgee's security interest in the Collateral;

         (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of the Company referred to in clauses (i) through (iii), after an Event of Default shall have occurred and be continuing, the reasonable expenses of re-taking, holding, preparing for sale, selling or otherwise disposing of or

                                     III-1
   realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys' fees and court costs; and

         (v) any amounts for which the Pledgee or any Holders is entitled to indemnification under Section 12 of this Agreement;

all such obligations, liabilities, sums and expenses set forth in clauses (i) through (v) of this Section 1 being collectively called the "Obligations".

          2. DEFINITIONS. Capitalized terms defined in the introductory paragraph of, in the recitals to, or elsewhere in, this Agreement shall have the respective meanings provided therein. Except as otherwise defined herein, terms used herein and defined in the Note Purchase Agreement (as in effect on the date hereof) and in the Notes shall be used as so defined. The following terms shall have the meanings herein specified unless the context otherwise requires. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

          "Account Bank" means First Trust National Association (Minneapolis,
MN).

          "Business Day" shall have the meaning provided in the Notes.

          "Collateral" shall mean:

          (a) all cash in U.S. currency held in the Collateral Account;

          (b) all Government Obligations held in the Collateral Account;

          (c) all cash, securities, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of the cash or Government Obligations held at any time in the Collateral Account;

          (d) the Collateral Account and each and every general intangible (as such term is defined in UCC Section 9-106 relating thereto);

          (e) all insurance policies relating to the Collateral Account or any of the cash or Government Obligations held at any time in the Collateral Account;

          (f) all liens, guaranties and other rights and privileges relating to any of the Collateral;

          (g) all books, ledgers, books of account, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to any of the foregoing; and

          (h) all proceeds, products, rents, issues, profits and returns of and from any of the foregoing.

          "Collateral Value" shall mean:

          (a) in the case of Government Obligations, 100 percent of the principal amount thereof; and

          (b) in the case of all other Collateral, zero.

                                     III-2

          "Event of Default" shall mean (i) any Event of Default, Repurchase Event or Registration Repurchase Event, as such terms are defined in the Notes,
(ii) the breach by the Company of any material covenant or other material term or condition of this Agreement, including without limitation those set forth in
Section 16, or (iii) any representation or warranty made by the Company in
Section 16 or any material representation or warranty made in the other provisions of this Agreement shall be false or misleading when made or at any time thereafter.

          "FDA" shall mean the United States Food and Drug Administration.

          "FDA Recommendation" shall mean a written statement by an advisory panel established by the FDA addressed to the FDA which recommends that the FDA approve a new drug application, submitted by a subsidiary of Ivax Corporation pursuant to an agreement with the Company, for Paxene for use in treating any one of Kaposi's sarcoma, breast cancer or ovarian cancer and permitting the commercial sale of Paxene for such uses in the United States. Each copy of such statement delivered pursuant to this Agreement shall be accompanied by an Officer's Certificate certifying that such statement is a true and correct copy of the statement and that subsequent to the date of such statement it has not been retracted, modified or reviewed by such advisory panel or the FDA, and the Pledgee may conclusively rely on such certificate for purposes of Section 5(a).

          "Government Obligations" shall mean direct obligations of, or obligations the timely payment of principal of and the interest on which are unconditionally guaranteed by, the full faith and credit of the United States of America and which mature not later than three months after their date of issuance, which are held in the book-entry system.

          "Issuance Date" means the date on which the Notes are initially issued.

          "Majority Holders" shall mean at any time holders of the Notes which represent a majority of the outstanding aggregate principal amount of the Notes.

          "Outstanding Principal" for any date shall mean the aggregate principal amount of the Notes outstanding on such date.

          "Paxene" shall mean the drug formulation that includes the bulk active drug substance manufactured by the Company.

          "Redemption Obligation" shall mean any outstanding and unsatisfied obligation of the Company to redeem all or any portion of any Note pursuant to
Section 2.4(b) of such Note.

          "Release Date" shall mean the SEC Filing Date and the last day of each 15-day period thereafter, or if such day is not a Business Day the next day thereafter which is a Business Day.

          "SEC Filing Date" shall mean the date the Registration Statement is filed with the SEC.

          "UCC" means the Uniform Commercial Code as enacted and in force in Colorado (with respect to questions of enforcement governed by Colorado law) or the State of New York (with respect to interpretation of this Agreement pursuant to the choice of law provisions herein).

          3. ESTABLISHMENT AND MAINTENANCE OF COLLATERAL ACCOUNT. (a) On or before the Closing Date, the Pledgee shall establish and maintain at the Account Bank a separate account to hold the cash and Government Obligations constituting part of the Collateral, which account shall be entitled "NaPro BioTherapeutics, Inc. Noteholder Collateral Account" (the

                                     III-3

"Collateral Account"). The terms and conditions of the Collateral Account shall require the Account Bank to make entries in its records as to the type and amount of Government Obligations held in the Collateral Account and indicating that such Government Obligations are registered to the Pledgee in accordance with the terms of this Agreement, the intention of which is to make the Pledgee a holder of a perfected security interest in such Government Obligations or a securities entitlement with respect thereto under Article 8 and Section 9-115 of the Uniform Commercial Code, Revised Article 8, Investment Securities (with Conforming and Miscellaneous Amendments to Articles 1, 3, 4, 5, 9 and 10) 1994 Official Text ("Revised Article 8") as applicable under 31 C.F.R. Part 357. The terms and conditions agreed to by the Account Bank relating to the Collateral Account shall provide that the Account Bank shall not permit funds or Government Obligations to be withdrawn from the Collateral Account without the prior written authorization of the Pledgee. All costs, fees (including reasonable default fees) and expenses of the Account Bank and Pledgee with respect to the Collateral Account shall be paid by the Company when due.

          (b) On or before the Closing Date, the Company shall cause to be deposited in the Collateral Account cash or Government Obligations, or any combination thereof, which shall have a Collateral Value on the Closing Date of not less than 97% of the original aggregate principal amount of the Notes. No assets of the Company other than the Collateral shall be held in the Collateral Account.

          (c) Subject to release of Collateral pursuant to Section 5, the Company shall at all times insure that cash and Government Obligations in the Collateral Account having a Collateral Value of at least 97% of the outstanding aggregate principal amount of the Notes.

          (d) The Collateral Value of the cash and Government Obligations held in the Collateral Account shall be determined at 4:00 p.m., New York City time, on each business day. If on any day the cash and Government Obligations held in the Collateral Account is less than the amount thereof which is required to be maintained by the Company hereunder, the Company shall notify the Pledgee of such fact by 1:00 p.m., New York City time, on the next succeeding business day and, not later than the close of business, on such next succeeding business day, cause to be deposited in the Collateral Account additional cash or additional Government Obligations, or any combination thereof, which have a Collateral Value at least equal to the amount of such deficiency.

          4. GRANT OF SECURITY INTEREST. (a) To secure the Obligations and for the purposes set forth in Section 1, the Company hereby (x) grants to the Pledgee for the benefit of the Holders a first priority security interest in all of the Collateral, (y) pledges to the Pledgee all Government Obligations deposited or held from time to time in the Collateral Account and (z) assigns, transfers, hypothecates, mortgages, charges and sets over to the Pledgee all of the Company's right, title and interest in and to the Government Obligations and cash deposited or held in the Collateral Account (and in and to the certificates or instruments evidencing such Government Obligations), to be held by the Pledgee or the Account Bank upon the terms and conditions set forth in this Agreement.

          (b) By its joinder herein, the Account Bank in its capacity as the Pledgee's securities intermediary with respect to the Collateral Account hereby agrees that it will (and the Company hereby authorizes it to) comply with instructions originated by the Pledgee and/or the Holders directing transfer or redemption of securities and other government obligations held or carried in the Collateral Account (including securities entitlements therein) without further consent by the Company, and whether or not an Event of Default shall have occurred and be continuing (it being the intent of all parties to establish in favor of Pledgee and the Holders "control" over the Collateral Account and all securities and securities entitlements held or carried therein as such term is defined in Sections 8-106 and 9-115 of Revised Article 8 and in compliance with 31 CFR Part 357).

                                     III-4

          5. RELEASE OF COLLATERAL. (a) So long as no Event of Default or Redemption Obligation shall have occurred or be continuing and the Company shall have filed the Registration Statement with the SEC as and when required by the Note Purchase Agreements, the Company shall be entitled to the release of Collateral from the Collateral Account and from the lien of this Agreement as follows:

               (1) If the Company shall not theretofore have delivered a copy of the FDA Recommendation to the Pledgee and the Holders, the Company shall be required to maintain in the Collateral Account Collateral having Collateral Value equal to the specified percentages of Outstanding Principal during the periods set forth below. On each Release Date, the Company shall be entitled to the release of that portion of the Collateral, if any, which has a Collateral Value in excess of the Collateral Value required to be maintained in the Collateral Account on such Release Date.

     Period                                            Percentage of
     ------                                            -------------
                                                   Outstanding Principal
                                                   ---------------------

     Issuance Date to SEC Filing Date                       97%

     SEC Filing Date to August 30, 1997                     70%

     September 1, 1997 to September 30, 1997                60%

     October 1, 1997 to October 31, 1997                    50%

     November 1, 1997 to November 30, 1997                  40%

     December 1, 1997 to December 30, 1997                  30%

     On and after December 31, 1997                          0%

          (2) If the Company has delivered a copy of the FDA Approval to the Pledgee and each Holder, Section 5(a)(1) shall not apply and the Company shall be required to maintain Collateral in the Collateral Account having Collateral Value equal to the specified percentages of Outstanding Principal during the periods set forth below. On each Release Date, the Company shall be entitled to the release of that portion of the Collateral, if any, which has a Collateral Value in excess of the Collateral Value required to be maintained in the Collateral Account on such Release Date.

     Period                                                Percentage of
     ------                                                -------------
                                                       Outstanding Principal
                                                       ---------------------

     Issuance Date to SEC Filing Date                            97%

     SEC Filing Date through and including the 90th day after    50%
     the Issuance Date

     90th through 119th day after the Issuance Date              25%

     On and after the 120th day after the Issuance Date           0%

          (3) In addition to any right of the Company to release of all Collateral from the Collateral Account pursuant to Sections 5(a)(1) or 5(a)(2), whichever is then applicable,

                                     III-5
the Company shall be entitled to the release of all the Collateral from the Collateral Account upon the payment and performance in full of all Obligations.

          (b) Except as set forth in Section 5(a), in no event may any Collateral be released or withdrawn from the Collateral Account to any person without the prior written authorization to the Pledgee by the Majority Holders specifying the date and amount of such release or withdrawal. The Collateral Account will be operated and maintained exclusively for the benefit of the Pledgee and the Holders. The Company shall have no right to make or countermand withdrawals from the Collateral Account. The Company and the Pledgee agree to sign such consents and authorizations and to take all other actions as may be required to permit the prompt release and disbursement of the Collateral as provided in this Section 5.

          6. ACCOUNT BANK. Pledgee hereby confirms Account Bank as its securities intermediary, agent and custodian, and Account Bank hereby agrees that it acts in such capacity and agrees to act as securities intermediary, agent and custodian for the Collateral on the terms specified herein and in ANNEX B.

          7. DISTRIBUTIONS. Unless and until an Event of Default shall have occurred and be continuing, all interest and other amounts payable in cash in respect of the Collateral shall be held in the Collateral Account. The Pledgee shall also be entitled to receive directly, and to retain as part of the Collateral until released pursuant to the terms hereof all other or additional securities or property (other than cash) paid or distributed by way of dividend or otherwise, as the case may be, in respect of the Collateral. All payments which are received by the Company contrary to the provisions of this Section 7 or Section 8 shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of the Company and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

          8. REMEDIES IN CASE OF EVENT OF DEFAULT. In case an Event of Default shall have occurred and be continuing, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, the Note Purchase Agreements or the Notes or by law) for the protection and enforcement of its rights in respect of the Collateral, including, without limitation, all the rights and remedies of a secured party upon a default under the Uniform Commercial Code of the State of New York, and the Pledgee shall be entitled, without limitation, to exercise the following rights, which the Company hereby agrees to be commercially reasonable:

          (a) to transfer all or any part of the Collateral into the Pledgee's name or the name of its nominee or nominees; and

          (b) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Government Obligations or other non-cash assets included in the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by the Company), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Company, and the Company hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshaling the Collateral and any other security for the Obligations or otherwise, and all rights, if any, of stay and/or appraisal which it now has or may at any time in the future have under rule of law or statute now existing or hereinafter enacted. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Holders may

                                     III-6
bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any Holder shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

          9. REMEDIES, ETC. CUMULATIVE. Each right, power and remedy of the Pledgee provided for in this Agreement, the Note Purchase Agreements or the Notes or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or commencement of the exercise by the Pledgee of any one or more of the rights, powers or remedies provided for in this Agreement, the Note Purchase Agreements or the Notes or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any Holder of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any Holder to exercise any such right, power or remedy shall operate as a waiver thereof.

          10. APPLICATION OF PROCEEDS. (a) All moneys collected by the Pledgee upon any receipt, sale or other disposition of Collateral through enforcement, realization hereunder or otherwise, together with all other moneys received by the Pledgee hereunder in respect of any Collateral, shall first be applied to the payment of all fees, costs and expenses incurred by the Pledgee in connection with such sale or disposition, the delivery of the Collateral or the collection of any such moneys (including, without limitation, reasonable attorneys' fees and expenses), and the balance of such moneys (the "Remaining Proceeds") shall be applied by the Pledgee as required by the following provisions of this Section.

          (b) The Remaining Proceeds shall be applied (x) to satisfy the Obligations with each Holder to receive an amount equal to its outstanding Obligations or (y) if the available Remaining Proceeds are insufficient for the payment in full of each Holder's outstanding Obligations, to satisfy a portion of each Holders' outstanding Obligations equal to such Holder's pro rata share (in relation to all Holders' outstanding Obligations) of the available Remaining Proceeds. The balance of such Remaining Proceeds will be paid to the Company.

          (c) The Company shall promptly after learning the same, provide notice to the Pledgee containing information concerning conversions, redemptions and repurchases of Notes in sufficient detail to permit the Pledgee to administer this Section 10.

          11. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or non- application thereof.

          12. INDEMNITY. The Company agrees to indemnify and hold harmless the Pledgee and Account Bank from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and to reimburse the Pledgee and Account Bank for all costs and expenses, including reasonable attorneys' fees and expenses, arising out of or resulting from this Agreement or the exercise by the Pledgee or the Account Bank, as the case may be, of any right or remedy granted to it hereunder or under the Note Purchase Agreements or the Notes; provided, that the Company
                                                 --------
shall not be required to indemnify the Pledgee and Account Bank to the extent any claim, demand, loss, judgment, liability, cost or expense is determined by final judgment (not subject to further appeal) of a court of competent jurisdiction to have arisen primarily from the negligence or willful misconduct of the

                                     III-7

Pledgee or the Account Bank, as the case may be. In no event shall the Pledgee or the Account Bank be liable, in the absence of a determination of negligence or willful misconduct on its part by final judgment (not subject to further appeal) of a court of competent jurisdiction, for any matter or thing in connection with this Agreement other than to account for moneys actually received by it in accordance with the terms hereof. If and to the extent that the obligations of the Company under this Section 12 are unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

          13. FURTHER ASSURANCES; POWER-OF-ATTORNEY. (a) The Company agrees that it will join with the Pledgee in executing and, at its own expense, file and refile under the Uniform Commercial Code such financing statements, continuation statements and other documents in such offices as the Pledgee may reasonably deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Pledgee's security interest in the Collateral and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of the Company where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

          (b) The Company hereby appoints the Pledgee the Company's attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time after the occurrence and during the continuance of an Event of Default, in the Pledgee's discretion to take any action and to execute any instrument which the Pledgee may reasonably deem necessary or advisable to accomplish the purposes of this Agreement. This power of attorney is coupled with an interest and shall not be terminable for so long as any Collateral remains subject to the security interest granted to the Pledgee hereunder.

          14. CONCERNING THE PLEDGEE. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The duties of the Pledgee hereunder shall terminate when all the Collateral has been released pursuant hereto. The Pledgee shall act hereunder on the terms and conditions set forth herein and in ANNEX A hereto. The Pledgee hereby waives for the benefit of the Holders any claim, right or lien of the Pledgee against the Collateral arising under applicable law or arising from any business or transaction between the Pledgee and the Company other than pursuant to this Agreement.

          15. TRANSFER BY THE COMPANY. The Company will not sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein except in accordance with the terms of this Agreement, the Note Purchase Agreements and the Notes.

          16. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company represents and warrants to, and covenants and agrees with, the Pledgee for the benefit of the Holders that (a) except as otherwise set forth in this Agreement, it is and will be the legal, record and beneficial owner of, and has good and marketable title to, the Collateral described in Section 2 hereof, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option, adverse claim (as such term is used in UCC Section 8-302(1)) or other encumbrance whatsoever (collectively, "Adverse Claim"), except the liens and security interests created by this Agreement; (b) it has full power, authority and legal right to pledge all the Collateral pursuant to

                                     III-8
this Agreement; (c) this Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms; (d) the execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of any securities issued by the Company, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Company is a party or which purports to be binding upon the Company or upon any of its assets and will not result in the creation or imposition of any lien or encumbrance on any of the assets of the Company except as contemplated by this Agreement; (e) this Agreement creates, and will continue to create so long as any Obligations are outstanding, as security for the Obligations, a valid and enforceable perfected security interest and lien on and first priority security interest in all of the Collateral in favor of the Pledgee for the benefit of the Holders sufficient to make the Pledgee and/or the Holders "bona fide purchasers" and entitlement holders with respect to the Collateral constituting Government Obligations or investment securities pursuant to 31 C.F.R. Part 357 and UCC Sections 8-302(1) and 8-313(1) of the New York UCC and Revised Article 8, subject to no other Adverse Claim; and (f) no consent, filing, approval, registration, recording, registration or other action is required (x) for the grant of the security interest by the Company in the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Company, or (y) to perfect the security interest and lien purported to be created by this Agreement, in each case except as has been accomplished. The Company further represents and warrants that its chief executive office is located at the address set forth below for notices to be given hereunder, and the Company keeps and maintains its books and records, including all books and records relating to the Collateral Account, at such address. The Company covenants and agrees that it will not change the location of its chief executive office or of its books and records (including the books and records relating to the Collateral Account) without giving Pledgee at least 90 days prior notice thereof. The Company covenants and agrees that it will defend the Pledgee's right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all persons whomsoever; and the Company covenants and agrees that it will have like title to and right to pledge any other funds, Government Obligations or property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the Holders.

          17. SURVIVAL. All representations, warranties, covenants and agreements of the Company and of the Pledgee contained herein will survive the execution and delivery hereof, the establishment of the Collateral Account and the release of any Collateral pursuant hereto and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Pledgee or the Company or any person who controls the Pledgee or the Company.

          18. COMPANY'S OBLIGATIONS ABSOLUTE, ETC. The obligations of the Company under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any of the Note Purchase Agreements, the Notes or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument or this Agreement; (c) any furnishing of any additional security to the Pledgee or its assignees or any acceptance thereof or any release of any security by the Pledgee or its assignees; (d) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Company, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Company shall have notice or knowledge of any of the foregoing.

                                     III-9

          19. NOTICES, ETC. All notices and other communications hereunder shall be in writing and shall be delivered (which shall include transmission by telephone line facsimile transmission) or mailed by first class mail, postage prepaid, to the parties at their addresses set forth below and shall be effective upon receipt, if so delivered, or five days after being placed in the facilities of the United States Postal Service, if mailed:

     (a) if to the Company, at: NaPro BioTherapeutics, Inc.
                                6304 Spine Road, Unit A
                                Boulder, Colorado  80301

                                Attention: Vice President and Chief Financial Officer

                                Telephone:  (303) 530-3891
                                Facsimile:  (303) 530-1296

     (b) if to the Pledgee, at:


                                First Trust of New York, National Association 100 Wall Street
                                New York, New York  10005


                                Attention:  Mr. Adam Dalmy

                                Telephone: (303) 585-4592
                                Facsimile:  (303 585-6865

     with a copy to:


                                Colorado National Bank
                                950 17th Street
                                Denver, Colorado 80202


                                Attention:  Mr. Adam Dalmy

                                Telephone: (303) 585-4592
                                Facsimile:  (303 585-6865


          20. WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the party to be charged with the enforcement thereof and, in the case of the Pledgee, with the written consent of the Majority Holders or, as and to the extent required by the Notes, all of the Holders.

          21. MISCELLANEOUS. This Agreement shall create a continuing security interest in the Collateral and this Agreement and such security interest shall
(a) remain in full force and effect, subject to release and/or termination as set forth in Section 5, (b) be binding upon the Company, its successors, transferees and assigns and (c) inure, together with the rights and remedies of the Pledgee hereunder, to the benefit of the Pledgee, the Holders and their successors,

                                     III-10
transferees and assigns. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT UNDER THE NEW YORK UNIFORM COMMERCIAL CODE THE LAWS OF ANOTHER JURISDICTION GOVERN MATTERS OF PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF ANY SECURITY INTEREST GRANTED HEREUNDER. THE PARTIES HERETO AGREE THAT FOR ALL PURPOSES, INCLUDING WITHOUT LIMITATION REVISED ARTICLE 8 AND 31 C.F.R. PART 357, THE JURISDICTION OF THE PLEDGEE AND OF THE ACCOUNT BANK IS THE STATE OF NEW YORK. The headings of the several sections and subsections in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

          22. WAIVER OF JURY TRIAL. The Company hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the transactions contemplated hereby.

                                     III-11

          IN WITNESS WHEREOF, the Company and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

                               NAPRO BIOTHERAPEUTICS, INC.



                               By: ____________________________________________
                                   Name:
                                   Title:


                               FIRST TRUST OF NEW YORK, NATIONAL
                                  ASSOCIATION,
                                  as Collateral Agent and Pledgee


                               By: ____________________________________________
                                   Name:
                                   Title:


By executing and delivering a counterpart of this Agreement, the Account Bank hereby (1) accepts its appointment pursuant to Section 6 of this Agreement and
(2) agrees to be bound by the provisions of Section 21 of this Agreement.

                               FIRST TRUST NATIONAL
   ASSOCIATION



                               By _____________________________________________
                                  Title:

                                     III-12

                                                                    ANNEX A
                                                                      TO
                                                                  PLEDGE AND
                                                                   SECURITY
                                                                  AGREEMENT

                                  THE PLEDGEE

          1. Appointment. The Holders (all capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Pledge and Security Agreement to which this ANNEX A is attached (the "Security Agreement")), by their acceptance of the benefits of the Security Agreement, hereby irrevocably designate First Trust of New York, National Association, as Pledgee to act as specified herein and in the Security Agreement. Each Holder hereby irrevocably authorizes, and each holder of any promissory note which is secured pursuant to the Security Agreement (each a "Note" and collectively the "Notes") by the acceptance of such Note shall be deemed irrevocably to authorize, the Pledgee to take such action on its behalf under the provisions of the Security Agreement and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Pledgee by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Pledgee may perform any of its duties hereunder by or through its agents or employees.

          2. Nature of Duties. The Pledgee shall have no duties or responsibilities except those expressly set forth in the Security Agreement. Neither the Pledgee nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Security Agreement or hereunder or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Pledgee shall be mechanical and administrative in nature; the Pledgee shall not have by reason of the Security Agreement or any Note Purchase Agreement or Note a fiduciary relationship in respect of any Holder; and nothing in the Security Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Pledgee any obligations in respect of the Security Agreement except as expressly set forth herein.

          Pledgee shall not be liable for any act it may do or omit to do while acting in good faith and in the exercise of its own best judgment. Any act done or omitted by the Pledgee on the advice of its own attorneys shall be deemed conclusively to have been done or omitted in good faith. Pledgee shall have the right at any time to consult with counsel on any question arising under this Security Agreement. The Pledgee shall incur no liability for any delay reasonably required to obtain the advice of counsel.

          3. Lack of Reliance on the Pledgee. Independently and without reliance upon the Pledgee, each Holder, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its subsidiaries in connection with the making and the continuance of the Obligations and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of Company and its subsidiaries, and the Pledgee shall have no duty or responsibility, either initially or on a continuing basis, to provide any Holder with any credit or other information with respect thereto, whether coming into its possession before the extension of any Obligations or the purchase of any Notes, or at any time or times thereafter. The Pledgee and the Account Bank shall not be responsible to any Holder for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Security Agreement or the financial condition of the Company or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Security Agreement, or the financial condition of the Company, or the existence or possible existence of any Event of Default or Repurchase Event.

          4. Certain Rights of the Pledgee. No Holder shall have the right to cause the Pledgee to take any action with respect to the Collateral, with only the Majority Holders having the right to direct the Pledgee to take any such action. If the Pledgee shall request instructions from the Majority Holders with respect to any act or action (including failure to act) in connection with the Security Agreement, the Pledgee shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Majority Holders, and to the extent requested, appropriate indemnification in respect of actions to be taken; and the Pledgee shall not incur liability to any person by reason of so refraining. Without limiting the foregoing, no Holder shall have any right of action whatsoever against the Pledgee as a result of the Pledgee acting or refraining from acting (x) hereunder in accordance with the instructions of the Majority Holders or (y) under any Note Purchase Agreement or Note as provided for therein.

          5. Reliance. The Pledgee shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Security Agreement and its duties thereunder, upon advice of counsel selected by it.

          6. Indemnification. To the extent the Pledgee is not reimbursed and indemnified by Company and/or its subsidiaries, the Holders will reimburse and indemnify the Pledgee, in proportion to their respective principal amounts of Obligations, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Pledgee in performing its duties hereunder or under the Security Agreement, or in any way relating to or arising out of the Security Agreement except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Pledgee's own negligence or willful misconduct.

          7. The Pledgee in its Individual Capacity. The Pledgee and its affiliates may lend money to, purchase, sell and trade in securities of and generally engage in any kind of business with the Company or any affiliate or subsidiary of the Company as if it were not performing the duties specified herein, and may accept fees and other consideration from the Company for services to the Company in connection with the Note Purchase Agreements and the Notes and otherwise without having to account for the same to the Holders; provided, however, that the Pledgee on behalf of itself and such affiliates hereby waives any claim, right or lien against the Collateral in any way arising from or relating to any such loan, securities transaction or business with the Company.

          8. Holders. The Pledgee may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Pledgee. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note(s) issued in exchange therefor.

          9. Resignation by the Pledgee. (a) The Pledgee may resign from the performance of all its functions and duties under the Security Agreement at any time by giving 60 Business Days' prior written notice (as provided in the Security Agreement) to the Company and the Holders. Such resignation shall take effect upon the appointment of a successor Pledgee pursuant to clauses (b) and
(c) below.

          (b) Upon any such notice of resignation, the Majority Holders shall appoint a successor Pledgee hereunder who shall be a Holder.

          (c) If a successor Pledgee shall not have been so appointed within said 60 Business Day period, the Pledgee shall then appoint a successor Pledgee who shall serve as Pledgee hereunder or thereunder until such time, if any, as the Majority Holders appoint a successor Pledgee as provided above. If a successor Pledgee has not been appointed within such 60 day period, the Pledgee may petition any court of competent jurisdiction or may interplead the Company and Holders in a proceeding for the appointment of a successor Pledgee, and all fees, including but not limited to extraordinary fees associated with the filing of interpleader, and expenses associated therewith shall be payable by the Company.

                                                                  ANNEX B
                                                                    TO
                                                                 PLEDGE AND
                                                                  SECURITY
                                                                 AGREEMENT

                               THE ACCOUNT BANK

           1.  ROLE AS SECURITIES INTERMEDIARY.  Account Bank hereby agrees to
               -------------------------------
act as securities intermediary on the terms hereinafter specified. Account Bank represents that (i) it is a bank that in the ordinary course of its business maintains security accounts for others and is acting in that capacity with respect to the Account, (ii) the Account Bank is eligible to maintain and maintains a Participant's Securities Account (as such term is defined in 31 C.F.R. (S)357.2) at the Reserve Bank for each of the pertinent types of Government Obligations which shall be book-entry securities and (iii) all entries made on the books of the Account Bank with respect to the book-entry securities included in the Collateral will be complete and accurate in all respects.

          2.  CUSTODY OF ASSETS.  Account Bank shall act as securities
              -----------------
intermediary for the Pledgee with respect to Government Obligations and other property, including all income thereon and proceeds from the sale or maturity thereof (collectively, the "Assets") from time to time delivered to or received by it to be held in the Pledgee's custodial account entitled "NaPro BioTherapeutics, Inc. Noteholder Collateral Account for First Trust of New York, National Association, as Collateral Agent" (the "Account") and shall be segregated at all times (except for cash and Assets held in book entry form which shall be appropriately designated as property of Pledgee) from the securities and property of any other person or entity.

          The Account is being established by the Pledgee pursuant to the Pledge and Security Agreement to which it is attached.

          3.  ASSETS HELD IN BOOK-ENTRY SYSTEM.  As used herein, the term
              --------------------------------
"Assets" shall include all securities held on behalf of Pledgee in the Federal Reserve/Treasury book-entry system.

          4.  REGISTRATION OF ASSETS.  All assets which are in registered form
              ----------------------
shall, unless Account Bank is otherwise Instructed (as hereafter defined) in writing, be registered in accordance with paragraph 3 above in the name of the Pledgee.

          5.  INCOME ON ASSETS.  Account Bank shall take all steps necessary or
              ----------------
advisable to collect the dividends, interest and other income on the Assets and shall credit, subject to the terms of the Security Agreement, said income to the Account from time to time, provided that the Account Bank shall not be required to initiate proceedings with respect to such collection. All income credited to the Account shall be promptly reinvested or distributed to Pledgee in accordance with Pledgee's Instructions given from time to time, subject to the terms of the Security Agreement.

          6.  PURCHASES AND SALES OF ASSETS.  Subject to the terms of the
              -----------------------------
Security Agreement, Account Bank shall promptly effect purchases and sales of the Assets in accordance with Pledgee's Instructions or instructions of Pledgee's designee from time to time, and shall take all steps necessary or advisable to collect the proceeds of any Assets which are sold, redeemed or which have matured and shall promptly deposit said proceeds in the Account, provided that Account Bank shall not be responsible for the collection of Assets called for redemption or otherwise payable (other than by reason of sale or other disposition by Account Bank) unless notice thereof is published in national financial reporting services to which Account Bank subscribes, or notice is otherwise received by Account Bank. Account Bank shall not be under any duty to advise or recommend any sales or purchases of Assets for Pledgee's account.

          7.  LIMITATION OF LIABILITY; RESPONSIBILITIES.   (a) Account Bank
              -----------------------------------------
shall not be liable for any loss or damage suffered by Pledgee as the result of any act or omission of any broker or other agent engaged by Pledgee in effecting purchases, sales or exchanges of Assets except to the extent of any liability caused by (i) the negligent, reckless or willful conduct of Account Bank or its subagent or subcustodian, or (ii) the failure of Account Bank or its subagent or subcustodian to perform any act required by law or this Agreement. Account Bank shall not be liable for loss or damage caused directly or indirectly by invasion, insurrection, riot, war, nuclear disaster, order of civil authority or any other causes beyond its control.

          (b) Account Bank shall not be responsible to file any tax returns or pay any taxes due in connection with the Assets held hereunder and the income therefrom.

          8.  STATEMENTS.  Account Bank shall deliver to Pledgee periodically in
              ----------
accordance with its standard practices a statement of all accounts maintained hereunder showing all receipts, disbursements and other transactions affecting the Assets during the applicable period. The scope, content and frequency of the statements required hereunder may be changed from time to time upon the mutual written agreement of the parties hereto.

          9.  OTHER ACQUISITIONS.  Pledgee authorizes Account Bank to act, and
              ------------------
Account Bank agrees that it shall act for Pledgee from time to time, in the acceptance of the delivery from a fiduciary or a donor to the Pledgee of securities, cash or other property. Upon delivery to it of securities, cash or other property to be credited to the Account, whether as the result of a purchase or distribution of a bequest of gift, Account Bank shall promptly notify Pledgee and issue to it a receipt setting forth an accurate description of each item received, together with the face value thereof in the case of an evidence of indebtedness and the number of shares in the case of stock.

        10. WITHDRAWAL OF ASSETS.  (a) No cash, securities, evidences of
            --------------------
indebtedness or any other property included in the Assets may be withdrawn from Account Bank except in accordance with the Pledgee's Instructions.

        (b) Upon receipt of such Instructions and subject to the terms and conditions thereof, Account Bank shall deliver the items specified therein to the person or entity designated and shall obtain a proper receipt therefor.

        (c) In connection with the sale of any Assets, Account Bank shall make delivery of such Assets only against payment therefor, in federal funds or by certified check or bank cashier's check, provided that, consistent with customary practice at the place of delivery, Account Bank may (i) make delivery for inspection prior to sale at buyer's location, upon delivery to Account Bank of a proper receipt therefore, to a member of registered national securities exchange or bank or trust company. In no event shall Account Bank be liable hereunder for not delivering Assets in accordance with Pledgee's Instructions where such delivery is withheld by reason of the purchaser's inability or unwillingness to make a payment therefore in federal funds or by certified or bank cashier's check or as otherwise provided in this paragraph 10(c).

        (d) Any cash included in the Assets may be withdrawn from Account Bank in accordance with the terms of paragraph 10(a) provided, however, that subject to a transfer or other disposition of securities by bookkeeping entry in connection with Account Bank's participation (through its agent) in the Federal Reserve/Treasury book-entry system, Account Bank shall make payments of cash to, or from the account of, Pledgee only (i) for the purchase of Government Obligations or other Assets and delivery of such securities or other Assets to Account Bank in proper form for transfer; (ii) for the payment of Account Bank's expenses and fees authorized in this Agreement; (iii) for payments in connection with the conversion, exchange or surrender of Government Obligations included in the Assets.

        (e) Account Bank shall promptly notify the Pledgee of all withdrawals from or deliveries to Account Bank for Pledgee's account hereunder.

        11. INDEMNITY.  With respect to any Assets received by Account Bank
            ---------
and registered in the name of Pledgee or held on behalf of Pledgee, solely in its capacity as such, in the Federal

Reserve/Treasury book-entry system, Account Bank shall be fully responsible and liable for and shall indemnify and hold Pledgee harmless against any loss, damage or expense (including attorney's fees and amounts paid with Account Bank's consent in settlement of any claim or action) which Pledgee may sustain resulting from (i) any act of Account Bank which has not been authorized hereunder, or (ii) any failure by Account Bank to perform any of its obligations. Except with respect to the extent same may result, directly or indirectly from any negligent act or omission or willful or reckless misconduct of Account Bank or any failure of Account Bank to perform any of Account Bank's obligations under this Agreement, Pledgee shall indemnify and hold Account Bank harmless against any loss, damage or expense (including attorney's fees and amounts paid, with Pledgee's consent, in settlement of any claim or action) which Account Bank may sustain resulting from its performance in accordance with this Agreement.

          12. INSTRUCTIONS.  As used in this Agreement, the term "Instructions"
              ------------
or "Instructed" by Pledgee means a request or order given or delivered to Account Bank by an officer of Pledgee. As used in this Agreement, the term "Instructions" or "Instructed" by the Pledgee means a request or order given or delivered to Account Bank by an authorized representative of the Pledgee. Unless specifically required herein to be in writing, Instructions may be oral or written; provided, that any oral Instructions shall be promptly confirmed in writing. Failure to provide a written confirmation of oral Instruction shall not invalidate any such Instructions.

          13. APPLICABLE LAW.  This Agreement shall be interpreted and enforced
              --------------
in accordance with the laws of the State of New York.

                                         FIRST TRUST NATIONAL
                                             ASSOCIATION


                                         By
                                            --------------------------------
                                            Title: